Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John B. Carrington, Chief Executive Officer of Websense, Inc., hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Annual Report on Form 10-K of Websense, Inc. for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

2. The information contained in the Annual Report on Form 10-K of Websense, Inc. for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Websense, Inc. for the period covered by the Annual Report.

Dated: March 12, 2004

	By:	/s/ JOHN B. CARRINGTON
John B. Carrington
Chief Executive Officer

* A signed original of this written statement required by Section 906 has been provided to Websense, Inc. and will be retained by Websense, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.